Exhibit 99.1
                                                                    ------------

                   AMENDED AND RESTATED JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument. This Amended and Restated Joint Filing Agreement amends and restates in its entirety that certain Joint Filing Agreement, dated as of November 7, 2006, originally filed with the Original Schedule 13G by the undersigned on November 7, 2006.


Dated: February 12, 2007



                                            QUADRANGLE DEBT RECOVERY ADVISORS LP


                                            By: /s/ Michael Weinstock
                                                --------------------------------
                                                Name:   Michael Weinstock
                                                Title:  Managing Principal




                                            MICHAEL WEINSTOCK

                                            /s/ Michael Weinstock
                                            ------------------------------------
                                            Michael Weinstock

                                            CHRISTOPHER SANTANA

                                            /s/ Christopher Santana
                                            ------------------------------------
                                            Christopher Santana




                                            ANDREW HERENSTEIN

                                            /s/ Andrew Herenstein
                                            ------------------------------------
                                            Andrew Herenstein




                                            JOSIAH ROTENBERG

                                            By: /s/ Robert Burns
                                                --------------------------------
                                                Name:   Robert Burns
                                                Title:  Attorney-in-Fact



          [AMENDED AND RESTATED JOINT FILING AGREEMENT FOR SCHEDULE 13G
                         WITH RESPECT TO OWENS CORNING]